EXHIBIT 10.4

                             SLS INTERNATIONAL, INC.
                                3119 South Scenic
                              Springfield, MO 65807

July 10, 2003

Alfred V. Greco PLLC
666 Fifth Avenue
New York, NY  10103
Attn: Alfred V. Greco

         Re:      Alfred V. Greco v. SLS International, Inc. (the "Litigation")

Gentlemen,

Alfred V. Greco PLLC ("Greco") and SLS International, Inc. (the "Company") entered into two letter agreements dated July 17, 2002 (the "Prior Agreements") related to the settlement of the Litigation and the provision of services to the Company by Greco. This letter agreement amends and restates the Prior Agreements in their entirety.

          1. The Company acknowledges and agrees that Greco performed and completed the legal services described in the Prior Agreements.

          2. The Company and Greco agree to settle the captioned action and pay for the services described in paragraph 1 by payment of $50,000, payable as follows:

               (a) The Company shall pay $20,000 in cash by wire transfer of immediately available funds to an account designated by Greco by no later than Thursday, July 10, 2003.

               (b) By no later than August 11, 2003, the Company in its sole discretion shall either (i) pay $30,000 in cash by delivery of a Company check payable to Greco or wire transfer of immediately available funds to an account designated by Greco; or (ii) deliver options to AVG to purchase shares of the Company's common stock with an aggregate exercise price of $30,000, together with the credit account described in paragraph 2(c)(iii) below; or
               (iii) a combination of cash and options, as described in (i) and
               (ii), equal to a sum of $30,000. Any options delivered hereunder shall have an exercise price per share equal to (x) for the first $10,000 of aggregate exercise price of options delivered hereunder, $0.44 per share; and (y) for all other options, the average closing bid price for the shares, published on the NASD Bulletin Board for the five trading days preceding the issuance date of such options. Any such options shall have a term of four months following such issuance date.

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               (c) To the extent the Company elects to deliver options pursuant to paragraph 2(b) above, the Company shall also, by no later than August 15, 2003:

                           (i) Deliver to Greco shares of its common stock in an amount equal to 2,000 shares for each $10,000 of aggregate exercise price of options delivered to Greco, or a pro rata portion thereof for amounts less than $10,000. Such shares shall be "restricted securities" under Rule 144 adopted by the U.S. Securities and Exchange Commission.

                           (ii) File a Registration Statement on Form S-8 covering the shares issuable upon exercise of the options issued pursuant to paragraph 2(b) above.

                           (iii) Permit AVG to exercise the options by offset against a credit account established by the Company for AVG's account in an amount equal to $50,000 minus the amount of cash paid to Greco pursuant to this paragraph 2.

          3. In consideration for the Company's agreement to settle the claim for $50,000 as set forth herein, and as a condition to the Company's agreements contained herein, on the date hereof (a) Greco and Alfred V. Greco ("AVG") shall sign and deliver to Teicher the General Release in the form attached hereto as Exhibit A; and (b) Greco and AVG shall sign the Stipulation in the form attached hereto as Exhibit B, to be held in escrow by Greco's and AVG's attorney, Milton Teicher ("Teicher"). Teicher shall deliver the General Release to the Company, and Teicher shall file the Stipulation with the Supreme Court of the State of New York, County of New York, promptly following (but no later than five business days following) the Company's payment of the amounts set forth in paragraphs 3(a) and (b) above.

          4. Escrow. To ensure the Company's performance of its obligations under paragraph 2 above, the Company previously delivered options to Teicher with the dates, exercise price and number of shares blank, as well as one option with only the date blank. The options shall be held in escrow by Teicher until August 12, 2003, at which time Teicher shall either (a) if the Company has delivered $30,000 to Greco pursuant to paragraph 2(b) above, return such options to the Company; or (b) to the extent the Company has delivered less than such $30,000 amount, on one (or if the aggregate exercise price of the options is greater than $10,000, then on two) of the blank options, fill in the issuance date of the option as of August 11, 2003, fill in the exercise price and number of shares subject thereto in accordance with paragraph 2(b), and deliver the option to AVG. At least four hours prior to delivery of such option to AVG, Teicher shall fax to the Company at (417) 883-2723 notice of the date, exercise price and number of shares that he will fill in such option, with a copy to the Company's attorney, Jeff Mattson, at (312) 360-6597. Unless the Company or its attorney indicates disagreement with the issuance date, exercise price or number of shares within four hours by return

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               fax to Teicher at (212) 582-0176, the amounts specified by
               Teicher shall be deemed final, absent intentional error or fraud. If there is a dispute over the calculation of exercise price or the number of shares, the parties agree to submit and be bound by the calculation thereof by the Company's auditors. Notwithstanding anything to the contrary contained herein, the Company shall not alter the delivery instructions concerning the options as specified herein, except in the event of a disagreement with the calculations of exercise price, number of shares and issuance date. Upon delivery of one option (or two options) to AVG by Teicher and the Company's agreement with the calculations of the exercise price, number of shares and issuance date thereof, Teicher shall return the other options in its possession to the Company or to Jeff Mattson.

          5. Company Covenant. The Company covenants that it will timely file its periodic reports with the SEC as required by the Securities Exchange Act of 1934, as amended, for any period during which any of the options described above are outstanding.

          6. Escrow Agent. The parties agree to indemnify Teicher and hold him free and harmless from any and all claims, lawsuits, actions or proceedings in connection with the transactions contemplated herein, except for acts of gross negligence or malfeasance.

          7. Limitation on Resales. It is understood that AVG intends not to disrupt the market for the Company's shares by selling large blocks of stock delivered from exercise of the options all at once. In this connection, AVG agrees to sell no more than the number of shares received in return for the delivery of an aggregate exercise price of $2,500 in any single week.

                         [Signatures on following page.]

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                                                    Very truly yours,
                                                    SLS International,
                                                    Inc.:

                                                    By_______________________
                                                         John Gott, President

Accepted and Agreed:

Alfred V. Greco PLLC


By___________________
         Alfred V. Greco, Principal




_______________________                             _______________________
Alfred V. Greco                                     Milton Teicher